UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

NISKA GAS STORAGE PARTNERS LLC

(Exact name of registrant as specified in its charter)

Delaware (State of incorporation or organization)	27-1855740 (IRS Employer Identification No.)

1001 Fannin Street, Suite 2500

Houston, Texas 77002

(Address of principal executive offices and zip code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class	Name of each exchange on which
to be so registered	each class is to be registered
Common Units Representing Limited Liability Company Interests	The New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☐

Securities Act registration statement file number to which this form relates:  333-165007

Securities to be registered pursuant to Section 12(g) of the Act: None.

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.  Description of Registrant’s Securities to be Registered.

A description of the common units representing limited liability company interests in Niska Gas Storage Partners LLC (the “Registrant”) is set forth under the captions “Summary—The Offering,” “Our Cash Distribution Policy and Restrictions on Distributions,” “Provisions of Our Operating Agreement Relating to Cash Distributions,” “Description of the Common Units,” “The Operating Agreement,” “Units Eligible for Future Sale,” “Material Tax U.S. Tax Consequences To Unitholders” and “Material Canadian Tax Consequences to Unitholders” in the prospectus included in the Registrant’s Registration Statement on Form S-1 (Registration No. 333-165007), initially filed with the Securities and Exchange Commission on February 22, 2010, as amended by Amendment No. 1 on Form S-1/A filed with the SEC on March 29, 2010, Amendment No. 2 on Form S-1/A filed with the SEC on April 15, 2010, Amendment No. 3 on Form S-1/A filed with the SEC on April 21, 2010, Amendment No. 4 on Form S-1/A filed with the SEC on April 26, 2010, Amendment No. 5 on Form S-1/A filed with the SEC on April 29, 2010, Amendment No. 6 on Form S-1/A filed with the SEC on April 30, 2010 and as may be further amended, pursuant to the Securities Act of 1933, as amended, and will be set forth in any prospectus filed in accordance with Rule 424(b) thereunder, which description is incorporated herein by reference.

Item 2.  Exhibits.

The following exhibits to this Registration Statement on Form 8-A are incorporated by reference from the documents specified, which have been filed with the Securities and Exchange Commission.

Exhibit No.	Description

1.

Registrant’s Registration Statement on Form S-1 (Registration No. 333-165007), initially filed with the Securities and Exchange Commission on February 22, 2010, as amended (incorporated herein by reference).

2.

Certificate of Formation of the Registrant (incorporated herein by reference to Exhibit 3.1 to the Registrant’s Registration Statement on Form S-1 (Registration No. 333-165007), initially filed with the Securities and Exchange Commission on February 22, 2010, as amended).

3.

Form of Amended and Restated Operating Agreement of the Registrant (incorporated herein by reference to Appendix A to the Prospectus contained within the Registrant’s Registration Statement on Form S-1 (Registration No. 333-165007), initially filed with the Securities and Exchange Commission on February 22, 2010, as amended).

4.

Specimen Unit Certificate for the Common Units (included as Exhibit A to the Amended and Restated Operating Agreement of the Registrant) (incorporated herein by reference to Appendix A to the Registrant’s Registration Statement on Form S-1 (Registration No. 333-165007), initially filed with the Securities and Exchange Commission on February 22, 2010, as amended).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Niska Gas Storage Partners LLC

	By:	/s/ Jason A. Dubchak
	Name:	Jason A. Dubchak
	Title:	Vice President, General Counsel and Corporate Secretary

Dated: May 4, 2010

INDEX TO EXHIBITS

Exhibit No.	Description

1.

Registrant’s Registration Statement on Form S-1 (Registration No. 333-165007), initially filed with the Securities and Exchange Commission on February 22, 2010, as amended (incorporated herein by reference).

2.

Certificate of Formation of the Registrant (incorporated herein by reference to Exhibit 3.1 to the Registrant’s Registration Statement on Form S-1 (Registration No. 333-165007), initially filed with the Securities and Exchange Commission on February 22, 2010, as amended).

3.

Form of Amended and Restated Operating Agreement of the Registrant (incorporated herein by reference to Appendix A to the Prospectus contained within the Registrant’s Registration Statement on Form S-1 (Registration No. 333-165007), initially filed with the Securities and Exchange Commission on February 22, 2010, as amended).

4.

Specimen Unit Certificate for the Common Units (included as Exhibit A to the Amended and Restated Operating Agreement of the Registrant) (incorporated herein by reference to Appendix A to the Registrant’s Registration Statement on Form S-1 (Registration No. 333-165007), initially filed with the Securities and Exchange Commission on February 22, 2010, as amended).